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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15d OF THE
                         SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported):
                               December 16, 1999
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                          WILMINGTON TRUST CORPORATION
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             (Exact name of registrant as specified in its chapter)


                          Commission File No. 1-14659


           Delaware                              51-0328154
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(State or other jurisdiction of    (IRS Employer Commission File Number)
 incorporation)

Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware                                    19890
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(Address of principal executive offices)         (Zip Code)


              Registrant's telephone number, including area code:

                                 (302) 651-1000
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          (Former name or former address, if changed since last report)

ITEM 5.  Other Events

      On December 16, 1999, Wilmington Trust Corporation (the "Corporation") announced plans to outsource certain back office data processing functions it believes can be performed more cost effectively by external providers for whom data processing is a core business. Included in the outsourcing plans are check processing and core accounting processes for personal and institutional trust accounts.

      Approximately 100 check processing employees are affected; the Corporation anticipates that they will be transferred to the new provider in the first quarter of 2000. The Corporation expects that most other employees affected by the outsourcings will be redeployed to other initiatives within the Corporation. The Corporation believes that these outsourcings will let it gain access to world-class processing services, spread its operational risk, focus its technology resources on strategic initiatives and assist its efforts to move its cost structure to a more variable basis.

      In part in connection with these outsourcings, the Corporation expects to incur a one-time, non-cash, pre-tax writeoff of $13.4 million in the fourth quarter of 1999, or $.25 per share on a fully diluted basis. The writeoff includes:

               o $ 11 million for trust processing hardware and software and loan software reconfiguration;

               o  $ 1 million for check processing hardware and software; and

               o  $ 1.4  million for ATMs and real  estate  associated  with the
                  reconfiguration   of   the   Corporation's   Delaware   branch
                  operations.

      The Corporation expects that, beginning in 2000, the outsourcings and branch reconfiguration will produce savings in excess of $2.4 million per year on a pre-tax basis, or $.05 per fully diluted share. The Corporation is targeting earnings-per-share increases of 12% to 15% in 2000, and expects its return on equity to be 20% or higher.

      This Form 8-K contains certain forward-looking statements regarding the Corporation's anticipated earnings and cost savings that are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in the forward-looking statements as a result of, among other things, changes in national or regional economic conditions, changes in market interest rates, significant delay in or inability to execute strategic initiatives and increasing competition for deposits, loans and assets under management.

                                    SIGNATURE
                                    ---------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





Dated: December 16, 1999                WILMINGTON TRUST CORPORATION



                                          By:  /s/ David R. Gibson
                                               -------------------
                                        Name:  David R. Gibson,
                                       Title:  Senior Vice President
                                               and Chief Financial Officer


                                               (Authorized Officer and Principal
                                                Accounting Officer)